CONSENT OF BDO SEIDMAN, LLP

Hythiam, Inc.
Los Angeles, California

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2004, relating to the consolidated financial statements of Hythiam, Inc., which is contained in that Prospectus.

/s/ BDO Seidman, LLP
--------------------------
Los Angeles, California
May 17, 2004